HomeStreet Declares Cash Dividend

SEATTLE – January 24, 2014 – HomeStreet, Inc. (“the Company”) (NASDAQ:HMST) announced today that its board of directors has approved a special cash dividend of $0.11 per common share, payable on February 24, 2014 to shareholders of record as of the close of business on February 3, 2014.

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About HomeStreet, Inc.
HomeStreet, Inc. (NASDAQ:HMST) is a diversified financial services company headquartered in Seattle, Washington, and the holding company for HomeStreet Bank, a state-chartered, FDIC-insured savings bank. HomeStreet Bank offers consumer and business banking, investment and insurance products and services in the Pacific Northwest, California and Hawaii. Certain information about our business can be found on our investor relations web site, located at http://ir.homestreet.com. The information contained or linked through our web site is not incorporated into, and does not form a part of, this release.

Certain statements set forth in this release are “forward looking statements” within the meaning of the Securities Exchange Act of 1934. These statements represent management’s current expectations based on circumstances known as of the date of this release, and are subject to various risks and uncertainties. In particular, readers should not construe the special dividend as indicative of future dividend policies, and any such dividends will be contingent upon, among other things, the adequacy of our revenues from operations, cash flow and financial condition, as well as our compliance with various restrictions arising under banking laws and regulations and under the terms of our trust preferred securities. Other factors that may pose risks to our operations in general, and to the payment of dividends in particular, are set forth in the section of our Annual Report on Form 10-K entitled “Risk Factors.” Readers should note that the statements in this release are accurate as of the date hereof, and we cannot undertake to update these statements as of a future date.

HomeStreet, Inc.
Terri Silver, VP, Investor Relations & Corporate Communications
206-389-6303
terri.silver@homestreet.com
http://ir.homestreet.com